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                                                                EXHIBIT (11)(a)

                      [KPMG PEAT MARWICK LLP LETTERHEAD]


To the Trustees
Municipal Fund for Temporary Investment:

We consent to the use of our report included herein and to the references to our firm under the headings of "Financial Highlights" and "Auditors" in the Registration Statement and Prospectuses.


                                        /s/ KPMG PEAT MARWICK LLP


March 20, 1996